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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
TTM Technologies, Inc.:

        We consent to the incorporation by reference in the registration statement (File No. 333-46454) on Form S-8 of TTM Technologies, Inc. of our reports dated January 25, 2003, with respect to the consolidated balance sheet of TTM Technologies, Inc. and subsidiaries as of December 31, 2002 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended and the related financial statement schedule as it relates to the year ended December 31, 2002, which reports appear in the December 31, 2002 Annual Report on Form 10-K of TTM Technologies, Inc.

/s/ KPMG LLP

Salt Lake City, Utah
March 27, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT